Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 30, 2021, with respect to the financial statements of UAS Drone Corp. contained in the Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 (333-237927) and Prospectus.  We consent to the use of the aforementioned report in the Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 (333-237927) and Prospectus, and to the use of our name as it appears under the caption “Experts.”

/s/Halperin Ilanit

Certified Public Accountants (Isr.)

Tel Aviv, Israel

April 28, 2021